
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                            DART GROUP CORPORATION


         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT
  NEW YORK CITY TIME, ON TUESDAY, MAY 12, 1998, UNLESS THE OFFER IS EXTENDED.

  This Notice of Guaranteed Delivery, or a notice substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, $1.00 par value per share (the "Shares"), of Dart Group Corporation, a Delaware corporation, are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach First
Union National Bank (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

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
                                 The Depositary for the Offer is:

                                     FIRST UNION NATIONAL BANK
         By Mail:                     By Overnight Delivery:                  By Hand:
   First Union Corporate               First Union Corporate            (9:00 a.m.--5:00 p.m.
    Information Center                  Information Center               New York City Time)
Corporate Trust Operations          Corporate Trust Operations          First Union Corporate
 Attention: Reorganization Dept.   Attention: Reorganization Dept.        Information Center
1525 West W.T. Harris Boulevard    1525 West W.T. Harris Boulevard    Corporate Trust Operations
     Building 3C3                          Building 3C3              Attention: Reorganization Dept.
 Charlotte, NC 28288-1153               Charlotte, NC 28262          1525 West W.T. Harris Boulevard
                                                                             Building 3C3
                                                                       Charlotte, NC 28288-1153


                          By Facsimile Transmission:
                                (704) 590-7628

                         Information and Confirmation
                                 by Telephone:
                                (704) 590-7408

                                ---------------

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to the Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

LADIES AND GENTLEMEN:

  The undersigned hereby tenders to DGC Acquisition, Inc., a Delaware corporation ("Purchaser") and a direct wholly-owned subsidiary of Richfood Holdings, Inc., a Virginia corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 15, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

--------------------------------------   ---------------------------------------

 Number of Shares: _________________       Name(s) of Record Holder(s):_______

 Certificate Nos. (if available):          -----------------------------------

 -----------------------------------       -----------------------------------
                                                 (Please Type or Print)

 Check ONE box if Shares will be           Address(es): ______________________
 tendered by book-entry transfer:
                                           -----------------------------------
 [_] The Depository Trust Company                                   (Zip Code)
 [_] Midwest Securities Trust
 Company                                   Area Code and Tel. No.: ___________
 [_] Philadelphia Depository Trust
 Company                                   Signature(s): _____________________

 Account Number:____________________       -----------------------------------

 Date: _____, 1998
--------------------------------------   ---------------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, an Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (as defined in Section 2 of the Offer to Purchase) in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange, Inc. trading days after the date hereof.

Name of Firm: _______________________     -------------------------------------
                                                 (Authorized Signature)
Address: ____________________________

-------------------------------------     Name: _______________________________
             (Zip Code)                          (Please Type or Print)

Area Code and Tel. No.: _____________     Title: ______________________________

                                          Date: _______________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD ONLY BE SENT TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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